UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2018
KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair Ave. West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 16, 2018, Kingsway Financial Services Inc. (the “Company”) and its subsidiary Kingsway America Inc. (“Seller”) entered into a Stock Purchase Agreement (the “Agreement”) By and Among Premier Holdings, LLC, a Tennessee limited liability company (“Premier”), Advantage Auto MGA, LLC, a Tennessee limited liability company (“Advantage” and together with Premier, “Purchasers”), Mendota Insurance Company (“Mendota”), the Company and Seller, Dated as of July 16, 2018, pursuant to which Purchasers will acquire all of the outstanding capital stock of Mendota and its subsidiaries Mendakota Casualty Company, an Illinois domiciled property and casualty company (“MCC”), MIC Insurance Agency, Inc., a Texas corporation (“MIC”), Mendakota Insurance Company, a Minnesota domiciled property and casualty company (“Mendakota”), Congress General Agency, Inc., a Texas corporation (“CGA”), and Mendota Insurance Agency, Inc., a Texas corporation (“MIA”, and, together with Mendota, MCC, MIC, Mendakota and CGA, the “Acquired Companies”). The Acquired Companies provide non-standard automobile insurance to individuals who do not meet the criteria for coverage by standard automobile insurers and comprise most of the Company’s Insurance Underwriting segment. Kingsway Amigo Insurance Company, a Florida domiciled property and casualty company that the Company placed into voluntary run-off in 2012 and which is also part of the Company’s Insurance Underwriting segment, will be retained by the Company.

The purchase price equals the June 30, 2018 statutory surplus of the Acquired Companies, as adjusted pursuant to the Agreement. Statutory surplus of the Acquired Companies at March 31, 2018 was $25.4 million. The Company will redeploy the proceeds from the sale to acquire limited liability investments, equity investments and other investments owned by the Acquired Companies at the time of the closing. The statutory carrying values at March 31, 2018 of the limited liability investments, equity investments and other investments to be acquired by the Company was $25.2 million. Pursuant to the Agreement, the Company is also required to fund $5 million into an escrow account to be used to satisfy potential indemnity obligations under the Agreement. The transaction is subject to the satisfaction by the parties of certain conditions, including insurance regulatory approvals in Florida, Illinois and Minnesota, and is expected to close by the end of the third quarter of 2018.

The Agreement contains customary representations and warranties of Purchasers, Seller, the Company and Mendota, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements, reserves for loss and loss adjustment expenses and compliance with applicable laws. The representations and warranties of each party set forth in the Agreement were made solely for the benefit of the other parties to the Agreement, and investors are not third- party beneficiaries of the Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Agreement, which may differ from what may be viewed as material by investors; (b) were made only as of the date of the Agreement or such other date as is specified in the Agreement; and (c) may have been included in the Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

On July 16, 2018, the Company issued a press release announcing the sale of the Acquired Companies pursuant to the Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in Item 1.01, Exhibit 2.1 and Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibits Description
2.1	Stock Purchase Agreement By and Among Premier Holdings, LLC, Advantage Auto MGA, LLC, Mendota Insurance Company, Kingsway America Inc. and Kingsway Financial Services Inc., Dated as of July 16, 2018.
99.1	Press Release dated July 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

July 20, 2018	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibits Description
2.1	Stock Purchase Agreement By and Among Premier Holdings, LLC, Advantage Auto MGA, LLC, Mendota Insurance Company, Kingsway America Inc. and Kingsway Financial Services Inc., Dated as of July 16, 2018.
99.1	Press Release dated July 16, 2018.